Exhibit 99.1

ARES CAPITAL ANNOUNCES

DECEMBER 31, 2004 FINANCIAL RESULTS

New York, NY – February 4, 2005 – Ares Capital Corporation (Nasdaq: ARCC) today announced financial results for its fiscal year ended December 31, 2004.  Ares Capital commenced material operations on October 8, 2004 after closing its initial public offering of 11,000,000 shares of common stock at $15.00 per share.  Ares Capital received net proceeds of approximately $159.8 million from the offering.  At December 31, 2004, Ares Capital’s net asset value per share was $14.43.

HIGHLIGHTS(1)

•                  Stockholders’ Equity (at Year End):  $159.7 million

•                  Net Asset Value per Share (at Year End):  $14.43

•                  Declared  4th Quarter 2004 Dividend:  $0.30

•                  Reported 4th Quarter 2004 EPS:  $0.29 ($0.31 excluding one-time organizational expenses)

•                  Total Value of Investments:  $182.6 million

2004 Fiscal Year End Operating Results:

•                  Net increase in stockholders’ equity from operations:  $3,190,488

•                  Net investment income:  $2,715,095 or $0.25 per share

•                  Net realized and unrealized gains:  $475,393 or $0.04 per share

2004 Fiscal Year End Portfolio Activity

•                  Purchase cost of Royal Bank of Canada (“RBC”) portfolio:  $140.8 million

•                  Entered into a revolving facility that allows up to $150 million of borrowings

•                  Purchase cost of additional investments made during period: $102.9 million(2)

•                  Sales/redemptions of investments during period:  $62.0 million(2)

•                  Number of portfolio company investments as of December 31, 2004:  20

•                  Weighted average yield of the debt and income producing equity securities as of December 31, 2004:  12.22%(3)

(1)  Ares Capital commenced material operations on October 8, 2004.  Consequently results for the year reflect only 85 days of operations.  One-time organizational expenses of approximately $199,000 are included in the financial results presented herein.

(2)  Net new commitments during the quarter aggregated approximately $77 million after sales and syndications of new investments.

(3)  Computed as (a) the annual stated interest rate (or, in the case of equity securities, dividend rate) plus the annual amortization of loan origination fees, original issue discount on accruing loans, debt and income producing equity securities divided by (b) total loans, debt and income producing equity securities at value.

OPERATING RESULTS

For the fiscal year ended December 31, 2004, Ares Capital reported net investment income of $2.7 million or $0.25 per share.  Net realized and unrealized gains were $0.5 million or $0.04 per share for 2004.  Net income for the fiscal year ended December 31, 2004 was $3.2 million or $0.29 per share.

Since commencement of material operations on October 8, 2004, Ares Capital invested approximately $77 million in new commitments across nine portfolio companies (six new borrowers and three existing borrowers).  Of the $77 million in new commitments, approximately 28%, 30% and 42% were made in first lien senior secured debt, second lien senior secured debt and subordinated debt, respectively.  Specifically during the short fiscal year, significant new commitments included:

•                  $17.5 million in first lien senior secured debt to a designer, marketer and distributor of branded activewear;

•                  $16.0 million in subordinated debt to an information technology outsourcing company that primarily serves large not-for-profit hospitals;

•                  $10.0 million in subordinated debt to a developer and manufacturer of high visibility reflective products, LCD display enhancement films, and other ancillary optical/lighting products;

•                  $10.0 million in second lien senior secured debt to a national independent provider of portable restroom and site services in the United States; and,

•                  $7.0 million in first and second lien senior secured debt to a Tier II supplier of aftermarket components for the automotive and medium to heavy-duty truck industries.

During 2004, Ares Capital realized capital gains of $0.24 million from dispositions.  The portfolio value of the company’s investments at December 31, 2004 was $182.6 million.  These portfolio investments (excluding cash and cash equivalents) were comprised of approximately 35% senior secured debt securities (22% first lien and 13% second lien assets), 46% mezzanine debt securities, 15% preferred/common equity securities and 4% other securities (CDO debt/equity assets) as of December 31, 2004.

Total assets were $220.5 million as of December 31, 2004.  Stockholders’ equity was $159.7 million at December 31, 2004, while net asset value per share was $14.43.  As of December 31, 2004, the weighted average yield of the debt and income producing equity securities was 12.22% (computed as (a) the annual stated interest rate (or, in the case of equity securities, dividend rate) plus the annual amortization of loan origination fees, original issue discount on accruing loans, debt and income producing equity securities divided by (b) total loans, debt and income producing equity securities at value).

PORTFOLIO QUALITY

Ares Capital employs an investment rating system (Grade 1 to 4) to categorize its investments.  As of December 31, 2004, the weighted average grade of Ares Capital’s portfolio investments was 3.0 (with no 1.0 ratings in the portfolio).  Grade 4 is for those investments that involve the least amount of risk in our portfolio (i.e. the borrower is performing above expectations and the trends and risk factors are generally favorable).  Grade 3 is for those investments that involve a level of risk that is similar to the risk at the time of origination (i.e. the borrower is performing as expected and the risk factors are neutral to favorable).  Grade 2 is for those investments where a borrower is performing below expectations and indicates that the risk has increased materially since origination.  Grade 1 is for those investments that are not anticipated to be repaid in full.

LIQUIDITY AND CAPITAL RESOURCES

During fiscal 2004, Ares Capital raised a total of $159.8 million in net proceeds from its October initial public offering.  The company has a revolving credit facility with a committed amount of up to $150.0 million.  As of December 31, 2004 there was $55.5 million outstanding under the facility and Ares Capital continues to be in compliance with all of the limitations and requirements of the facility.  The facility expires on November 3, 2005, unless extended prior to such date for an additional 364-day period with the consent of the lender.  If the facility is not extended, any principal amounts then outstanding will be amortized over a 24-month period through a termination date of November 3, 2007.

DIVIDEND

For the period from June 23, 2004 (inception) through December 31, 2004, Ares Capital declared a dividend on December 17, 2004 of $0.30 per share for a total of $3,320,030.  The record date was December 27, 2004 and the dividend was distributed on January 26, 2005.

CONFERENCE CALL

The company will host a conference call at 4:00 p.m. (ET) on Monday, February 7, 2005 to discuss its 2004 fiscal year end financial results. All interested parties are welcome to participate. You can access the conference call by dialing (800) 443-7135 approximately 5-10 minutes prior to the call.  International callers should dial (212) 676-5412.  All callers should reference “Ares Capital Corporation.”  An archived replay of the call will be available through February 21, 2005 by calling (800) 633-8625.  International callers please dial (402) 977-9141.  For all replays, please reference pin # 21231626.

ABOUT ARES CAPITAL CORPORATION

Ares Capital Corporation is a closed-end, non-diversified management investment company that is regulated as a business development company under the Investment Company Act of 1940. Its investment objectives are to generate both current income and capital appreciation through debt and equity investments. Ares Capital Corporation invests primarily in first and second lien senior loans and mezzanine debt, which in some cases may include an equity component, and, to a lesser extent, in equity investments in private middle market companies.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are not guarantees of future performance or results and involve a number of risks and uncertainties.  Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission.  The Company undertakes no duty to update any forward-looking statements made herein.

INFO SOURCES

Ares Capital Corporation; Regulatory Filings (SEC)

Merritt S. Hooper
Ares Capital Corporation
310-201-4200

ARES CAPITAL CORPORATION AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

As of December 31, 2004 and June 23, 2004 (inception)

	As of
	December 31, 2004	June 23, 2004
ASSETS
Investments at fair value (amortized cost $182,329,200)
Non-Control/Non-Affiliate investments	$165,126,181	$—
Affiliate investments	17,433,966	—
Total investments at fair value	182,560,147	—
Cash and cash equivalents	26,806,160	1,500
Receivable for open trades	8,794,478	—
Interest receivable	1,140,495	—
Other assets	1,154,334	—
Total assets	$220,455,614	$1,500

LIABILITIES
Credit facility payable	$55,500,000	$—
Dividend payable	3,320,030	—
Accounts payable and accrued expenses	1,556,446	—
Management and incentive fees payable	274,657	—
Interest and facility fees payable	96,176	—
Total liabilities	$60,747,309	$—

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Common stock, par value $.001 per share, 100,000,000 and 1,0000 common shares authorized, respectively, 11,066,767 and 100 common shares issued and outstanding, respectively	11,067	—
Capital in excess of par value	159,602,706	1,500
Net unrealized appreciation on investments	230,947	—
Distributions in excess of net investment income	(136,415)	—
Total stockholders’ equity	$159,708,305	$1,500

Total liabilities and stockholders’ equity	$220,455,614	$1,500
NET ASSETS PER SHARE	$14.43	$15.00

ARES CAPITAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS

For The Period June 23, 2004 (inception) through December 31, 2004

INVESTMENT INCOME:
Interest from investments	$3,574,318
Interest from cash and cash equivalents	39,325
Dividend income	191,130
Capital structuring service fees	542,353
Other income	33,722
Total investment income	4,380,848

EXPENSES:
Organizational	199,183
Management and incentive fees	567,036
Administrative	135,941
Professional fees	336,187
Directors fees	119,966
Insurance	161,855
Interest and credit facility fees	96,176
Amortization of debt issuance costs	41,220
Other	8,189
Total expenses	1,665,753

NET INVESTMENT INCOME	$2,715,095

REALIZED AND UNREALIZED GAIN ON INVESTMENTS:
Net realized gain:
Investment transactions	244,446

Net unrealized gain:
Investment transactions	230,947
Net realized and unrealized gain on investments	475,393

NET INCREASE IN STOCKHOLDERS’ EQUITY RESULTING FROM OPERATIONS	$3,190,488

BASIC AND DILUTED EARNINGS PER COMMON SHARE	$0.29

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	11,066,767